UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2023 Annual Incentive Compensation Plan
On January 30, 2023, the Governance and Human Resources Committee of ITC Holdings Corp. (the “Company”) approved the 2023 annual incentive plan for the Company’s executives, including the “Named Executive Officers” of the Company as of January 30, 2023. Awards made in accordance with this plan are treated as incentive awards under the Company’s Amended 2017 Omnibus Plan. Goals and payout weighting under the 2023 annual incentive plan are as follows:

Category	Goal	Weight
Safety & Compliance 15% Maximum Potential Payout	Evolve safety program to include leading indicators; perform High-Energy Control Assessment on 6 high-energy hazard types, evaluate for presence of direct controls and develop plans for any gaps found	5%
	7 or fewer recordable incidents for injuries to Company employees and specified contractor employees, with no more than 2 being Lost Work Day cases	5%
	Infrastructure Protection: Implementation of 2023 cyber security objectives	5%
Culture 5% Maximum Potential Payout	Implementation of 2023 inclusion & diversity objectives	5%
System Performance 60% Maximum Potential Payout	ITCTransmission: 12 or fewer forced, sustained line outages, excluding “External” cause classification	5%
	METC: 23 or fewer forced, sustained line outages, excluding “External” cause classification	5%
	ITC Midwest: 57 or fewer forced, sustained line outages, excluding “External” cause classification, no more than 46 at the 69 kV level	5%
	ITCTransmission: Complete the 15 high priority 2023 field operation and maintenance initiatives	5%
	METC: Complete the 13 high priority 2023 field operation and maintenance initiatives	5%
	ITC Midwest: Complete the 10 high priority 2023 field operation and maintenance initiatives	5%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Complete $847 million of the 2023 Capital Expenditure budget for approved projects to achieve 30%; complete $803 million to achieve 15%	15%-30%
Financial 20% Maximum Potential Payout	ITCTransmission, METC, ITC Midwest, ITC Great Plains, and ITC Interconnection: Non-field operation and maintenance expense and general and administrative expense at or under budget of $159 million	10%
	ITCTransmission, METC, ITC Midwest, ITC Great Plains, and ITC Interconnection: Combined adjusted net income at or above $589 million to achieve 10%; at or above $560 million to achieve 5%	5%-10%
	Total	100%
Field operation and maintenance (“O&M”) plan goals may be reduced by 5% if not at or under Field O&M overall maintenance budget of $95.5 million.
Our 2023 annual incentive plan also includes a bonus multiplier for executive officers under which annual incentive bonus awards may be increased by as much as 100% to the extent specified targets related to our Capital Investment Plan (40% weight), Strategic Plan Objectives (30% weight), Consolidated Net Income (20% weight) and Inclusion and Diversity Plan (10% weight) are achieved.
Amendment of Executive Omnibus Plan
On January 31, 2023, the Company’s Board of Directors (the “Board”) amended the Company’s Executive Omnibus Plan, effective as of January 1, 2023 (the “Executive Plan”). Among other changes, the Executive Plan was amended to provide that: (a) upon Retirement, the Service-Based Units of a Participant will remain outstanding until paid or cancelled in accordance with Section 4.3 or Article V of the Executive Plan; and (b) upon Retirement, the amount payable in respect of such Awards shall be prorated to reflect the actual period of Service between the Grant Date and the date the Participant ceased to be employed as a result of Retirement. Capitalized terms used but not herein defined are defined in the Executive Plan.
The above description of the amendment to the Executive Plan does not constitute a complete summary of the amendment to the Executive Plan. Such description is qualified in its entirety by reference to the Executive Plan, as Amended, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.
Item 5.07 Submission of Matter to a Vote of Security Holders.
On January 31, 2023, the shareholder of the Company elected the following directors to the Company’s Board to serve until the next annual meeting of the Company’s shareholder and until such director’s successor is elected and qualified, or until such director’s resignation or removal: Linda H. Apsey, Sandra E. Pierce, Robert A. Elliott, Debora M. Frodl, James P. Laurito, Ronnie D. Hawkins, Jr., Jocelyn H. Perry, Leanne M. Bell, David G. Hutchens, Kevin L. Prust, and A. Douglas Rothwell.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 3, 2023

ITC HOLDINGS CORP.
By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary